News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail: InvestorRelations@Standex.com

.

STANDEX REPORTS FOURTH-QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

Achieves 12% Sales Increase and 4.4% Organic Growth for Q4

Q4 GAAP Operating Income Increases 46.9% and Non-GAAP Operating Income Grows 16.5%

Q4 GAAP EPS Up 18.1% while Non-GAAP EPS Increases 6.9%

Engraving, Engineering Technologies and Electronics Report Organic Sales Growth

SALEM, NH – August 28, 2017. . . . Standex International Corporation (NYSE:SXI) today reported financial results for the fourth quarter and full year fiscal year 2017.

Fourth-Quarter Fiscal 2017 Results

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Net sales increased 12.0% year over year to $217.1 million with organic sales up 4.4%.  Foreign exchange had a negative effect of 0.9%, acquisitions contributed positive 10.7%, and the U.S. Roll, Plate and Machinery (“RPM”) divestiture had a negative effect of 2.2%.

▪

Income from operations was $20.6 million, compared with $14.0 million in the fourth quarter of fiscal 2016.  Net income from continuing operations was $14.1 million, or $1.11 per diluted share, including tax-effected $0.7 million of acquisition-related costs, $2.0 million of restructuring charges, and $1.5 million of purchase accounting expenses offset by a $0.5 million gain from the sale of real estate.  This compares with fourth-quarter fiscal 2016 net income from continuing operations of $12.1 million, or $0.94 per diluted share, including tax-effected $4.5 million of charges related to the sale of the RPM business, a $0.1 million loss on the sale of real estate, and $0.6 million of restructuring charges, all offset by $0.3 million of discrete tax benefits and $0.2 million of income related to RPM activity.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $17.9 million, or $1.40 per diluted share, compared with $16.8 million, or $1.31 per diluted share, in the prior-year period.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $150.0 million at the end of the fourth quarter of fiscal 2017, compared with $132.3 million a year earlier.  Working capital turns were 5.8 in the fourth quarter of fiscal 2017 and 5.9 in the year-earlier quarter.

▪

The Company closed the quarter with net debt (defined as debt less cash) of $103.4 million, compared with a net cash position of $29.9 million a year ago.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We ended fiscal 2017 with a strong fourth quarter in which we reported organic growth from the Electronics, Engraving and Engineering Technologies segments,” said President and Chief Executive Officer David Dunbar.  “Food Service Growth was driven by the acquisition of Horizon Scientific, which continues to perform very well.  The integration and performance of our Japanese electronics business is also progressing well and we continue to be enthusiastic about the opportunites for this business and our Electronics segment overall.  Our bottom-line results outpaced top-line growth in the quarter as a result of volume leverage and our operational excellence and Standex Value Creation System initiatives.”

Segment Review

Food Service Equipment sales increased 7.9% year over year.  Organic growth declined 0.7%, while the Horizon Scientific acquisition contributed 8.7%.  Operating income declined by 14.9%.

“In Refrigeration, revenue increased 5.3% due to sales to the drug retail and dollar store segments, and backlog is at an all-time high as spending from national accounts continues to ramp up,” said Dunbar.  “However, the margins on the sales of the standard products in our backlog are lower than they have historically been.  We are seeing increased pricing pressure on standard products, driven by a higher portion of sales through lower margin channels

“In Cooking Solutions, sales were down 10.3%, primarily due to the proactive rationalization of low margin products, which were about $1.2 million in the quarter. In addition, we had softer sales to select major dealers, and a difficult comparison versus prior year as a result of roll out timing.

“Our Horizon Scientific acquisition had another strong quarter with Standex, and it continues to perform above our expectations.  Specialty Solutions also is performing well with our beverage pump business growing year over year for the sixth consecutive quarter.

Engraving sales decreased 7.5% year over year, with a 9.1% organic sales increase, offset by a 14.1% negative effect from the RPM divestiture, and a negative foreign exchange impact of 2.5%.  Operating income was down 18.1% compared with last year and down 13.8% adjusted without RPM.

“Mold texturizing sales were up more than 20% in the Asia Pacific region as OEMs ramped up new model introductions, and North America and Europe increased over 10% with new program launches fueling growth,” said Dunbar.  “Margins were down year over year due to growth laneway investments in laser, nickel shell and tool finishing, which were not fully utilized in the quarter.

“After the close of the quarter we announced the acquisition of Italy-based Piazza Rosa Group, a leading provider of mold and tool treatment and finishing services for the automotive and consumer products markets.  Piazza Rosa’s services are highly complementary to our capabilities and provide us with an opportunity to drive sales and profitability by offering additional value to our customers around the globe.  Looking forward to fiscal 2018, we plan to capitalize on what is expected to be a record year for new automotive model introductions. In addition, we are working to increase growth laneway sales in all regions.”

Engineering Technologies sales increased 26.0% year over year, and operating income increased 2.7%.

“We saw good growth across most Engineering Technologies end markets in the fourth quarter, including the continued ramp up of long-term aviation deliveries in our new state-of-the-art facility,” said Dunbar.  “Sales in the Space market increased by $3.3 million from the prior-year quarter and Defense grew $1.7 million on higher Navy sales.  In addition, we obtained approval from a key customer to begin shipping aviation components in the U.K.  Going forward, we are focused on completing key space development programs and ramping up to deliver on long-term aviation programs for next-generation aircraft.”

Electronics sales were up 40.1% year over year.  Organic growth contributed 4.1% and the effect of the Japanese acquisition added 38.5%. Operating income was up 49.1%.

“The year-over-year sales increase was driven by the Standex Electronics Japan acquisition, which is performing very well,” said Dunbar.  “European sales increased by double digits, as a result of demand from the Military/Aerospace, Appliance, Industrial and Auto markets.  Sensor and reed relay sales both grew high single digits in the quarter.  Looking forward, we are focused on capitalizing on new magnetic business opportunities, where activity has been robust.  We also are implementing a sales structure to secure Asia Pacific sensor opportunities and leverage the success of our growth laneways and strong momentum in the base business.”

Hydraulics reported a 10.7% year-over-year sales decline, and operating income decreased 21%.

“The 10.7% sales decrease in Hydraulics is primarily the result of softness in the North American dump truck and dump trailer markets,” said Dunbar.  “While lower revenue had a deleveraging effect on operating income, we maintained a strong EBIT margin of 17.5% as a result of our operational excellence initiatives.  We are optimistic for a positive fiscal 2018 in Hydraulics as a result of our strong project pipeline.”

Business Outlook

“As we enter fiscal 2018, we expect strong momentum to continue in Engraving, Engineering Technologies and Electronics. In Hydraulics, our markets are fundamentally sound and we plan to capitalize on our healthy pipeline of growth opportunities.  In Food Service, we are taking organizational structure and plant optimization actions in those businesses that sell standard products to enable them to grow margins and better compete on cost, delivery and quality. In the new fiscal year, we will continue to deploy the Standex Value Creation System to drive shareholder value as we achieve our vision of become an operating company with higher value businesses serving attractive markets that are differentiated and have good growth prospects.”

Conference Call Details

Standex will host a conference call for investors today, August 28, 2017 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Webcasts and Presentations”, located at www.standex.com.  A replay of the webcast will also be available on the Company’s web site shortly after the conclusion of the presentation.  To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 69782247.  The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share.  The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures.  The Company believes that the use of non-GAAP measures including the impact of restructuring charges, results of assets held for sale, and acquisition costs help investors to obtain a better understanding of our operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods.  An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect.  Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment, Engineering Technologies, Engraving, Electronics, and Hydraulics with operations in the United States, Europe, Canada, Japan, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China.  For additional information, visit the Company's website at http://standex.com/.

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unanticipated legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically economic conditions in the oil and gas market, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, changes in the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, market acceptance of our products, our ability to design, introduce and sell new products and related product components, the ability to redesign certain of our products to continue meeting evolving regulatory requirements, the impact of delays initiated by our customers, our ability to increase manufacturing production to meet demand, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2016, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Year Ended
	June 30, (unaudited)		June 30,
(In thousands, except per share data)	2017	2016	2017	2016

Net sales	$217,089	$193,775	$755,258	$751,586
Cost of sales	144,352	126,947	502,504	499,333
Gross profit	72,737	66,828	252,754	252,253

Selling, general and administrative expenses	48,482	44,506	174,060	170,219
Restructuring costs	2,748	845	5,825	4,232
Acquisition related costs	918	-	7,843	-
Other operating (income) expense, net	-	7,458	-	7,458

Income from operations	20,589	14,019	65,026	70,344

Interest expense	1,544	689	4,043	2,871
Other non-operating (income) expense, net	(130)	(683)	(949)	(1,052)
Total	1,414	6	3,094	1,819

Income from continuing operations before income taxes	19,175	14,013	61,932	68,525
Provision for income taxes	5,044	1,941	15,355	16,295
Net income from continuing operations	14,131	12,072	46,577	52,230

Income (loss) from discontinued operations, net of tax	11	116	(32)	(174)

Net income	$14,142	$12,188	$46,545	$52,056

Basic earnings per share:
Income from continuing operations	$1.12	$0.95	$3.68	$4.12
Income (loss) from discontinued operations	-	0.01	-	(0.01)
Total	$1.12	$0.96	$3.68	$4.11

Diluted earnings per share:
Income from continuing operations	$1.11	$0.94	$3.65	$4.09
Income (loss) from discontinued operations	-	0.01	-	(0.01)
Total	$1.11	$0.95	$3.65	4.08

Average Shares Outstanding
Basic	12,663	12,688	12,666	12,682
Diluted	12,757	12,793	12,768	12,784

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity.  As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results

Standex International Corporation
Consolidated Balance Sheets

	June 30,	June 30,
(In thousands)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$88,566	$121,988
Accounts receivable, net	127,060	103,974
Inventories	119,401	105,402
Prepaid expenses and other current assets	8,397	4,784
Income taxes receivable	2,469	1,325
Deferred tax asset	14,991	16,013
Assets held for sale	-	2,363
Total current assets	360,884	355,849

Property, plant, equipment, net	133,160	106,686
Intangible assets, net	102,503	40,412
Goodwill	242,690	157,354
Deferred tax asset	1,135	11,361
Other non-current assets	27,304	18,795
Total non-current assets	506,792	334,608

Total assets	$867,676	$690,457

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$96,487	$77,099
Accrued liabilities	58,694	50,785
Income taxes payable	4,783	4,695
Liabilities held for sale	-	1,528
Total current liabilities	159,964	134,107

Long-term debt	191,976	92,114
Accrued pension and other non-current liabilities	107,072	94,277
Total non-current liabilities	299,048	186,391

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	56,783	52,374
Retained earnings	716,605	678,002
Accumulated other comprehensive loss	(115,938)	(117,975)
Treasury shares	(290,762)	(284,418)
Total stockholders' equity	408,664	369,959

Total liabilities and stockholders' equity	$867,676	$690,457

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Year Ended
	June 30,
(In thousands)	2017	2016

Cash Flows from Operating Activities
Net income	$46,545	$52,056
Income (loss) from discontinued operations	(32)	(174)
Income from continuing operations	46,577	52,230

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,315	17,953
Stock-based compensation	5,023	5,089
Non-cash portion of restructuring charge	1,414	2,323
Loss on assets held for sale	-	7,267
Disposal of real estate and equipment	(652)	191
Excess tax benefit from share-based payment activity	-	(795)
Contributions to defined benefit plans	(1,443)	(1,320)
Net changes in operating assets and liabilities	(7,201)	(1,717)
Net cash provided by operating activities - continuing operations	64,033	81,221
Net cash provided by (used in) operating activities - discontinued operations	(594)	(897)
Net cash provided by (used in) operating activities	63,439	80,324
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(26,448)	(17,851)
Expenditures for acquisitions, net of cash acquired	(153,815)	(13,700)
Proceeds from sale of real estate and equipment	1,106	383
Other investing activities	106	(417)
Net cash (used in) investing activities from continuing operations	(179,051)	(31,585)
Net cash (used in) investing activities from discontinued operations	-	2,803
Net cash (used in) investing activities	(179,051)	(28,782)
Cash Flows from Financing Activities
Proceeds from borrowings	263,700	65,000
Payments of debt	(164,200)	(75,000)
Stock issued under employee stock option and purchase plans	848	942
Excess tax benefit from share-based payment activity	-	795
Purchase of treasury stock	(7,806)	(5,636)
Cash dividends paid	(7,852)	(6,846)
Net cash provided by (used in) financing activities	84,690	(20,745)

Effect of exchange rate changes on cash	(2,500)	(4,937)
Net changes in cash and cash equivalents	(33,422)	25,860
Cash and cash equivalents at beginning of year	121,988	96,128
Cash and cash equivalents at end of period	$88,566	$121,988

Standex International Corporation
Selected Segment Data (unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2017	2016	2017	2016
Net Sales
Food Service Equipment	$103,388	$95,774	$380,970	$381,867
Engraving	27,859	30,104	105,943	124,120
Engineering Technologies	29,558	23,455	90,506	82,235
Electronics Products	45,234	32,074	136,689	118,319
Hydraulics Products	11,050	12,368	41,150	45,045
Total	$217,089	$193,775	$755,258	$751,586

Income from operations
Food Service Equipment	$9,324	$10,959	$33,436	$40,142
Engraving	5,674	6,924	25,584	29,579
Engineering Technologies	3,847	3,746	9,662	8,258
Electronics Products	8,599	5,766	27,663	21,104
Hydraulics Products	1,930	2,445	6,712	7,947
Restructuring	(2,747)	(845)	(5,825)	(4,232)
Acquisition related costs	(918)	-	(7,843)	-
Gain / (Loss) on sale of real estate	652	(191)	652	(191)
Other operating income (expense), net	-	(7,458)	-	(7,458)
Corporate	(5,772)	(7,327)	(25,015)	(24,805)
Total	$20,589	$14,019	$65,026	$70,344

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2017	2016	% Change	2017	2016	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$20,589	$14,019	46.9%	$65,026	$70,344	-7.6%
Adjustments:
Restructuring charges	2,748	845		5,825	4,232
(Gain) / Loss on Sale of Real Estate	(652)	191		(652)	191
Sale of RPM	-	7,267		-	7,267
RPM EBIT	-	(339)		-	(860)
Acquisition-related costs	918	-		7,843	-
Purchase accounting expenses	1,998	-		3,084	423
Adjusted income from operations	$25,601	$21,983	16.5%	$81,126	$81,597	-0.6%
Interest and other income (expense), net	(1,414)	(6)		(3,094)	(1,819)
Provision for income taxes	(5,044)	(1,941)		(15,355)	(16,295)
Discrete tax items	-	(317)		(475)	(1,038)
Tax impact of above adjustments	(1,283)	(2,909)		(4,122)	(3,729)
Net income from continuing operations, as adjusted	$17,860	$16,810	6.2%	$58,080	$58,716	-1.1%

EBITDA and Adjusted EBITDA:
Net income from continuing operations, as reported	$14,131	$12,072		$46,577	$52,230
Add back:
Provision for income taxes	5,044	1,941		15,355	16,295
Interest expense	1,544	689		4,043	2,871
Depreciation and amortization	6,492	4,636		20,315	17,953
EBITDA	$27,211	$19,338	40.7%	$86,290	$89,349	-3.4%
Adjustments:
Restructuring charges	2,748	845		5,825	4,232
(Gain) / Loss on Sale of Real Estate	(652)	191		(652)	191
Sale of RPM	-	7,267		-	7,267
RPM EBIT	-	(339)		-	(860)
RPM depreciation	-	(124)		-	(508)
Acquisition-related costs	918	-		7,843	-
Purchase accounting expenses	1,998	-		3,084	423
Adjusted EBITDA	$32,223	$27,178	18.6%	$102,390	$100,094	2.3%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$33,150	$33,925		$64,033	$81,221
Less: Capital expenditures	(8,624)	(4,587)		(26,448)	(17,851)
Free operating cash flow	$24,526	$29,338		$37,585	$63,370
Net income from continuing operations	14,131	12,072		46,577	52,230
Conversion of free operating cash flow	173.6%	243.0%		80.7%	121.3%

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity. As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2017	2016	% Change	2017	2016	% Change

Diluted earnings per share from continuing operations, as reported	$1.11	$0.94	18.1%	$3.65	$4.09	-10.8%

Adjustments:
Restructuring charges	0.16	0.05		0.34	0.24
(Gain) / Loss on Sale of Real Estate	(0.04)	0.01		(0.04)	0.01
Sale of RPM	-	0.35		-	0.35
RPM activity	-	(0.02)		-	(0.04)
Acquisition-related costs	0.05	-		0.46	-
Purchase accounting	0.12	-		0.18	0.02
Discrete tax items	-	(0.02)		(0.04)	(0.08)
Diluted earnings per share from continuing operations, as adjusted	$1.40	$1.31	6.9%	$4.55	$4.59	-0.9%

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity.  As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results